Exhibit 16.1



                              Mantyla McReynolds LLC
                       The CPA, Never Underestimate the Value
                           5872 South 900 East, Suite 250
                             Salt Lake City, Utah 84121


                                   February 7, 2005



William A. Silvey, Jr., Director and President
Process Technology Systems, Inc.
6371 Richmond, #200
Houston, Texas 77057



Dear Mr. Silvey:

This letter shall serve as formal notice that we have received your 10KSB, Annual Report for the Year Ending November 30, 2004, to be filed with the Securities and Exchange Commission. Upon review of the filing information as it relates to our audit of the financial statements as of November 30, 2004, under the report dated January 28, 2005, we consent to the incorporation of our report in such filing.

We are pleased to have this opportunity.

                                   Very truly yours,

                                   MANTYLA McREYNOLDS

                                   /s/Jon E. Lelegren
                                   Jon E. Lelegren, C.P.A.